Exhibit 10.21

BLOCKFUSION DATA CENTERS, INC.

STOCKHOLDER VOTING AGREEMENT

This Stockholder Voting Agreement (the “Agreement”) is made effective as of [_______________], by and between Blockfusion Data Centers, Inc., a Delaware corporation (the “Company”), and each of the undersigned stockholders of the Company (each, a “Founder” and together, the “Founders”).

RECITALS

The Founders own or intend to acquire certain shares of the Company’s Class B Common Stock (the “Shares”) and the Company desires that each Founder agrees to subject all such Shares now owned or hereinafter acquired to certain restrictions on the transfer and voting of the Shares as set forth herein. Each Founder desires to enter into this Agreement.

AGREEMENT

In consideration of the foregoing, intending to be legally bound, and for valid and adequate consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereto agree as follows:

1. Voting.

(a) Voting Arrangement on Shares. Each Founder hereby agrees that, from the date hereof until the termination of the rights set forth in this Section 1 pursuant to Section 1(h) (the “Proxy Term”), the Proxyholder shall vote or not vote all Shares on any Matter strictly in accordance with the written direction of the holders of at least sixty percent (60%) of the outstanding shares of Class B Common Stock of the Company (the “Class B Supermajority Direction”). For the avoidance of doubt, the Class B Supermajority Direction shall be determined on a per-share basis, measured against all outstanding shares of Class B Common Stock as of the record date applicable to the relevant Matter. Absent a timely Class B Supermajority Direction in accordance with Section 1(i), the Proxyholder shall abstain from voting the Shares with respect to the applicable Matter.

As used in this Agreement, “Matter” means any matter submitted to a vote of stockholders of the Company at a meeting of stockholders or through the solicitation of a written consent of stockholders (whether of any individual class of stock or of multiple classes of stock voting together) except for any amendment, supplement, modification or waiver of any term or provision of this Agreement.

(b) Appointment of Proxyholder. “Proxyholder” shall mean Robert Scott. The person appointed as Proxyholder may be changed or replaced from time to time with the written consent of the Founders holding a majority of the Company’s capital stock (on an as-converted-to-common stock basis) held by all Founders who are then serving as members of the Company’s Board of Directors and/or full-time employees of the Company; provided that no person other than a Founder may be a Proxyholder. The Proxyholder shall have no discretion to vote the Shares other than as expressly provided in this Agreement and shall act solely to implement the Class B Supermajority Direction.

(c) Grant of Irrevocable Proxy. To secure each Founder’s obligations under this Agreement and to secure the Proxyholder’s right and obligation to vote such Founder’s Shares in accordance with the Class B Supermajority Direction, each Founder hereby appoints the Proxyholder as its proxy, with full power of substitution and re-substitution, during and for the Proxy Term, as the Founder’s true and lawful attorney-in-fact, for and in the name of such Founder, place and stead, to vote such Founder’s Shares at any annual, special or other meeting of the stockholders of the Company called to vote, and at any adjournment or postponement thereof, and in connection with any action of the stockholders of the Company taken by written consent, in each case subject to the limitations set forth in Section 1. This proxy is irrevocable and is coupled with an interest.

(d) Illustrative Examples. Subject to the limitations set forth in Section 1 and the requirement that the Proxyholder act solely to implement the Class B Supermajority Direction, which limitations shall control in the event of any conflict, matters on which Proxyholder shall be entitled to vote, pursuant to Section 1(a) include, but are not limited to, the following, which are presented here solely by way of example:

(i) Election, replacement or removal of members of the Board of Directors of the Company;

(ii) Amendments to the Company’s Amended and Restated Certificate of Incorporation (as may be amended and/or restated from time to time, the “Charter”), including for the purpose of a reclassification or recapitalization;

(iii) Amendments to the Bylaws of the Company;

(iv) Mergers involving the Company or any sale or other disposition of all or substantially all of the Company’s assets;

(v) Acquisitions by the Company or its subsidiaries; and

(vi) Adoption by the Company of a rights plan or similar takeover defensive arrangements, or amendments thereof.

(e) Limitations on Proxy. Notwithstanding the foregoing, a Proxyholder shall not be entitled to vote a Founder’s Shares with respect to a liquidation, dissolution or winding up of the Company (as set forth in Article IV(B)(4) of the Charter) (in each case, a “Liquidation Transaction”) unless, in connection with such a Liquidation Transaction:

(i) the Founders are not obligated to be bound by (A) any restrictive covenants related to investing in or acquiring an entity, or directly or indirectly operating a business, that may be in competition with the operations of the Company or any person acquiring the Company, or (B) any other restrictive covenant related to the operation of its business;

(ii) the terms of such transaction applicable to the Founders are no less favorable than the terms applicable to each other stockholder of the Company holding the same class or series of shares as the Founders;

(iii) the Founders shall not be liable for the breach of any representation, warranty or covenant made by any other person in connection with the Liquidation Transaction, other than the Company;

(iv) the proceeds of such Liquidation Transaction are distributed to stockholders of the Company in accordance with the Charter; and

(v) liability is limited to each Founder’s applicable share (determined based on the respective proceeds payable to such Founder in connection with the Liquidation Transaction in accordance with the provisions of the Charter) of a negotiated aggregate indemnification amount that applies equally to all stockholders of the Company but that in no event exceeds the amount of consideration otherwise payable to such Founder in connection with such Liquidation Transaction.

For the avoidance of doubt, the Proxyholder shall not vote the Shares in respect of any Liquidation Transaction except to the extent permitted by this Section 1(e) and only in accordance with a Class B Supermajority Direction.

(f) Additional Agreements.

(i) Stock Splits, Dividends, Etc. In the event of any issuance of shares of the Company’s capital stock hereafter to any Founder (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), in relation to its Shares, such additional shares shall automatically become subject to this Agreement.

(ii) Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives, and acknowledges that there is not, any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(iii) Proxyholder Liability. In implementing any Class B Supermajority Direction, the Proxyholder shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law, nor for anything which the Proxyholder may do or refrain from doing in good faith, and shall have no liability to any Founder hereunder, other than in the case of bad faith, willful misconduct, or gross negligence. The Proxyholder shall have no duty to investigate or verify any Class B Supermajority Direction that appears to be duly delivered in accordance with Section 1(i).

(g) Transfer of Voting Rights. Each Founder agrees not to deposit (or permit the deposit of) any of its Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of such Founder under this Agreement. Any voting trust, proxy, voting agreement or similar arrangement with respect to the Shares that is inconsistent with the Class B Supermajority Direction mechanism set forth herein shall be null and void ab initio.

(h) Termination. This Section 1 shall terminate in respect of a particular Founder and such Founder shall have no further rights or obligations hereunder, upon the earliest to occur of:

(i) with respect to all Founders, upon a Liquidation Transaction;

(ii) with respect to all Founders, upon the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;

(iii) with respect to any particular Founder, the death or permanent and substantial incapacity of such Founder, as determined in good faith by the Company’s Board of Directors (not including such Founder, to the extent such Founder is on the Company’s Board of Directors);

(iv) with respect to a particular Founder, upon the conversion of such Founder’s Shares to Class A Common Stock (as defined in the Charter); and

(v) solely with respect to any such Shares that are so Transferred (as defined below), any Shares Transferred by a Founder to a non-Affiliate of Founder, or by such Founder to a limited partner of such Founder, simultaneously and in connection with, or after, the sale by the Company of its capital stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended or the Company otherwise first becoming subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), except for any Transfer made with the primary purpose of releasing such Founder or its Affiliates from the restrictions in Section 1. For purposes of this Agreement, the term “Affiliate” shall mean, with respect to any specified person or entity, any other person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified person or entity. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise.

For clarity, in the event of a termination of any particular Founder’s rights or obligations hereunder, the rights and obligations of the other Founders shall continue. In the event of the termination of the rights and obligations of all Founders under this Agreement pursuant to this Section 1, the rights under this Section 1 shall terminate in their entirety.

(i) Procedures for Class B Supermajority Direction.

(i) Direction Mechanics. A Class B Supermajority Direction shall be effective only if delivered to the Proxyholder and the Company in writing (which may be in the form of a written consent, electronic mail or other electronic transmission) and signed or otherwise validly authorized by holders representing at least sixty percent (60%) of the outstanding shares of Class B Common Stock as of the record date applicable to the relevant Matter.

(ii) Record Date; Measurement. The applicable record date for determining the outstanding shares of Class B Common Stock and the holders thereof for any Class B Supermajority Direction shall be the record date fixed by the Company for stockholder action on the relevant Matter; if no record date is fixed, the date the notice of meeting (or initial solicitation of written consent) is first given shall be used.

(iii) Timing. With respect to any meeting of stockholders, a Class B Supermajority Direction must be received by the Proxyholder no later than 5:00 p.m. prevailing Eastern Time on the business day immediately preceding the date of such meeting (or any adjournment or postponement thereof). With respect to any action by written consent, a Class B Supermajority Direction must be received before the Proxyholder acts and within any time period established by the Company for consents.

(iv) Content. A Class B Supermajority Direction shall specify, with reasonable particularity, the vote to be cast or withheld on each Matter to be presented or approved, including any related proposals (such as adjournment proposals) reasonably incident to the primary Matter(s).

(v) Conflicts; Subsequent Directions. In the event of any conflicting directions, the Proxyholder shall follow the most recent Class B Supermajority Direction received prior to the applicable deadline under Section 1(i)(iii).

(vi) Absence of Direction. If no timely Class B Supermajority Direction is received in accordance with this Section 1(i), the Proxyholder shall abstain from voting the Shares on the applicable Matter.

(vii) Evidence; Reliance. The Proxyholder may conclusively rely upon any written or electronic instrument purporting to be a Class B Supermajority Direction that appears on its face to be duly authorized, and shall be entitled to request reasonable evidence of holdings and authority from any purported directing holder.

(viii) No Fiduciary Duty. The Proxyholder’s role in implementing the Class B Supermajority Direction is ministerial, and the Proxyholder shall have no fiduciary duty to any Founder or holder of Class B Common Stock in connection with such implementation.

2. Transfer of Shares.

(a) Transfer. As used herein, a “Transfer” shall be deemed to have occurred if a Founder (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers, distributes or disposes of any of its Shares or any interest in such Shares or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of, distribution of or disposition of such Shares or any interest therein.

(b) Transfer Restrictions. To the extent the restrictions on the Shares continue to apply pursuant to the terms of this Agreement following any such action, a Founder shall not cause or permit any Transfer of any of such Founder’s Shares or enter into any agreement, option or arrangement with respect to a Transfer unless as a precondition to such Transfer, the transferee agrees in a writing to be bound by all of the terms of this Agreement. No such Transfer shall constitute or result in a release of any transferor from any of its obligations under this Agreement.

3. Miscellaneous.

(a) Securities Rules & Regulations. Each Founder agrees and understands that such Founder, the Company and/or Proxyholder may become subject to the registration and/or reporting requirements, rules and regulations of the Exchange Act, the Securities Act of 1933, as amended, and/or any state and federal securities laws or regulations with respect to the Shares (collectively, the “Securities Laws”). Each Founder agrees to use (i) the Founder’s best efforts to comply with the Securities Laws with respect to the Shares and (ii) the Founder’s commercially reasonable efforts to assist Proxyholder (at Proxyholder’s cost) in complying with the Securities Laws with respect to the Shares in a timely and prompt manner. Such compliance may include, by way of example and without limiting the foregoing, the filing, updating and maintaining of Form 13G and/or Form 13D under the Exchange Act.

(b) No Ownership Interest. Except as provided for in this Agreement, nothing contained in this Agreement shall be deemed to vest in any party other than the Founders (including for the avoidance of doubt, the Proxyholder and the Founders) any direct or indirect ownership or incidence of ownership of or with respect to any of the Shares held by any Founder and all rights, ownership and economic benefits of and relating to such Shares shall remain vested in and belong to such Founder.

(c) Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. In addition, each of the parties hereto (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (iv) to the fullest extent permitted by law, consents to service being made through the notice procedures set forth in Section 3(h). Each party hereto hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 3(h) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(d) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the matters herein and merges all prior discussions between the Company and the Founders with respect thereto. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(e) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(f) Construction; Interpretation. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No provision of this Agreement shall be construed to require any Founder or any of their respective affiliates to take any action that would violate any applicable law.

(g) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(h) Notices. Notwithstanding anything to the contrary contained herein, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient and received on the earlier of (i) the date of delivery, when delivered personally, by overnight mail, courier or sent by electronic mail (e-mail), telegram or fax, or (ii) forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth on the signature page hereto, or as subsequently modified by written notice. Any electronic mail (e-mail) communication shall be deemed to be “in writing” for purposes of this Agreement.

(i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(j) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Founders under this Agreement may only be assigned with the prior written consent of the Company.

(k) Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Founders holding a majority of the Company’s capital stock (on an as-converted-to-common stock basis) held by all Founders who are then serving as members of the Company’s Board of Directors and/or full-time employees of the Company and (ii) the Company.

[Signature Page Follows]

The parties have executed this Stockholder Voting Agreement as of the date first set forth above.

COMPANY:

BLOCKFUSION DATA CENTERS, INC.

By:
(Signature)

Name:	Robert Scott
Title:	President

FOUNDERS:

[__]

(Signature)

[__]

(Signature)